EXHIBIT 5


                                CSW CREDIT, INC.
                        ALLOWED RETURNS ON COMMON EQUITY
                        THREE MONTHS ENDED MARCH 31, 2000




                                                      ALLOWED
                                                       RETURN
                                                      ---------


          CPL
             - RETAIL                                  10.900%
             - WHOLESALE                               11.490%

          PSO
             - RETAIL                                  11.000%
             - WHOLESALE                               11.490%

          SWEPCO
             - ARKANSAS                                10.750%
             - LOUISIANA                               11.100%
             - TEXAS                                   15.700%
             - WHOLESALE                               11.490%

          WTU
             - RETAIL                                  11.375%
             - WHOLESALE                               11.490%